UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2021

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K dated January 28, 2021, U.S. Gold Corp. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 914,136 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and in a concurrent private placement warrants to purchase an aggregate of up to 457,068 shares of Common Stock (the “Common Warrants”) at an exercise price of $14.50 per share. The Common Warrants are exercisable six months following their issuance and will have a term of five years from the date of the initial exercise date.

In connection with the Offering, the Company agreed to pay Palladium Capital Group, LLC an advisory fee, consisting of, among other things, a warrant to purchase 46,490 shares of Common Stock, which terms are identical in all material respects to the Common Warrants.

On February 1, 2021, the Company filed a prospectus supplement covering the registered direct offering of the shares of Common Stock, dated January 28, 2021 (the “Prospectus Supplement”) to a shelf registration statement on Form S-3 (File No. 333-239062), which was initially filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2020 and was declared effective by the Commission on June 23, 2020.

The legal opinion of Ballard Spahr LLP regarding the legality of the shares of Common Stock covered by the Prospectus Supplement is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Executive Chairman